Exhibit 99.1

For Immediate Release
April 28, 2017

For More Information
Trisha Voltz Carlson, EVP Investor Relations Manager
504.299.5208 or trisha.carlson@hancockwhitney.com

Whitney Acquiring Branches, Certain Assets and Liabilities of First NBC Bank from the FDIC

GULFPORT, Miss.  (April 28, 2017) — Hancock Holding Company (Nasdaq: HBHC) today announced that its banking subsidiary, Whitney Bank ("Whitney"), has acquired selected assets and liabilities of First NBC Bank (FNBC) from the Federal Deposit Insurance Corporation (FDIC). The FDIC is acting as the receiver for the Louisiana Office of Financial Institutions (OFI) following the OFI's determination to close FNBC.

Effective today, April 28, 2017, Whitney Bank has acquired/assumed the following assets and liabilities of FNBC:
•	Approximately $1.6 billion in deposits (checking, money market/NOW and savings)
•	Approximately $1.0 billion in certain assets (cash, securities, consumer and residential mortgage loans)
•	Net cash to Hancock of approximately $0.6 billion

Whitney Bank also has the option to purchase (or assume the leases for) 29 branch locations (24 in Louisiana and 5 in Florida).  Neither Hancock Holding Company nor Whitney Bank acquired any assets, common stock, preferred stock or debt, or assumed any other obligations, of First NBC Bank Holding Company.

The acquired branch locations will re-open for normal business as Whitney Bank in Louisiana and Hancock Bank in Florida, on Saturday, April 29, 2017 or Monday, May 1, 2017, depending on each location's customary business hours. Certificates of deposit not being assumed by Whitney will be paid out in full by the FDIC. Checks for all open CDs will be mailed by the FDIC to customers (principal plus accrued interest) beginning Monday, May 1, 2017.

"Our first and most important priority is to assure former FNBC customers that their deposits are safe, secure and accessible," said John M. Hairston, President and CEO.  "The FDIC has agreed to remit the balances of CDs directly to former FNBC clients. In the near term, beginning Saturday April 29, 2017, it will be business as usual at the former FNBC locations. Over the next few weeks we will evaluate overlapping offices and work with former FNBC employees to fill open positions throughout our company. We are honored to welcome former FNBC clients to the Hancock Whitney franchise."

Additional information regarding the acquired branches and specific customer FAQs is available on the company's website at www.hancockwhitney.com.

Management has provided additional information regarding the transaction in an 8-k which can be found under SEC filings on the company's Investor Relations website at www.hancockwhitney.com/investors.

Morgan Stanley & Co. LLC is serving as financial advisor to Hancock and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. The company operates a loan production office in Nashville, Tennessee. More information is available at www.hancockwhitney.com.

Important Cautionary Statement About Forward-Looking Statements
 This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements, including as a result of the ability to retain customers following closing and the ability to realize expected cost savings. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.

— END —